SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                            ----------

                            FORM 8-A/A
                         (AMENDMENT NO. 1)

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                  NATIONAL CITY BANCSHARES, INC.
             ------------------------------------------
      (Exact name of Registrant as specified in its charter)


             Indiana                              35-1632155
---------------------------------------                          ----------
---------------
State of incorporation or organization)         (IRS Employer
                                              Identification No.)


                          227 Main Street
                           P.O. Box 868
                  Evansville, Indiana 47705-0868
              ---------------------------------------
        (Address of principal executive offices) (Zip Code)

                          ---------------

Securities to be registered pursuant to Section 12(b) of the Act:  None

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered
     -------------------                               --------------------
----------

        Not Applicable                       Not Applicable

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities  Act  registration  file  number  to  which  this  form relates:
_________
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, without par value
            -------------------------------------------
                         (Title of Class)

     This Form 8-A/A is being filed to reflect the amendment of the articles of incorporation of the registrant, National City Bancshares, Inc. ("NCBE"). The amendments, as embodied in Restated Articles of Incorporation (the "Restated Articles"), were approved by NCBE's shareholders at the Annual Meeting of Shareholders held on May 20, 1998. The following Items 1 and 2 replace Items 1 and 2 on NCBE's Form 8-A filed with the Commission on May 13, 1985.


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

AUTHORIZED SHARES

     The Restated Articles authorize the issuance of 29,000,000 common shares, without par value ("NCBE Common"), and 1,000,000 preferred shares, without par value ("NCBE Preferred"). As of June 1, 1998, there were 11,332,959 shares of NCBE Common issued and outstanding and no shares of NCBE Preferred issued and outstanding.

NCBE COMMON

     The holders of NCBE Common are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding NCBE Preferred, holders of NCBE Common are entitled to receive ratably such dividends as may be declared by the board of directors of NCBE (the "NCBE Board") out of funds legally available therefor. In the event of a liquidation or dissolution of NCBE, holders of NCBE Common are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding NCBE Preferred.

     Holders of NCBE Common have no preemptive rights and have no rights to convert their NCBE Common into any other securities. All of the outstanding shares of NCBE Common are duly authorized, validly issued, fully paid and nonassessable.

NCBE PREFERRED

     The NCBE Board is authorized to designate any series of NCBE Preferred and the powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof without further action by the holders of NCBE Common. As of the date of this filing, no shares of NCBE Preferred were issued or outstanding.

     The NCBE Board may create and issue a series of NCBE Preferred with rights, privileges or restrictions, and adopt a shareholder rights plan, having the effect of discriminating against an existing or prospective holder of such securities as a result of such security holder beneficially owning or commencing a tender offer for a substantial amount of NCBE Common. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of NCBE by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of NCBE's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of NCBE without any further action by the shareholders of NCBE. NCBE has no present intention to adopt a shareholder rights' plan, but could do so without shareholder approval at any future time.

CERTAIN PROVISIONS OF ARTICLES OF INCORPORATION AND BY-LAWS

     Certain provisions of the Restated Articles and NCBE's By-laws may delay or make more difficult unsolicited acquisitions or changes of control of NCBE. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of NCBE, although such proposals, if made, might be considered desirable by a majority of NCBE's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of NCBE without the concurrence of the NCBE Board. These provisions include: (i) the classification of the NCBE Board into three classes, each class serving "staggered" terms of office of three years; (ii) the requirement that any business combination be approved by the holders of 80% of the shares entitled to vote thereon; (iii) requirements for advance notice for making nominations at shareholders' meetings; and (iv) the provision that a member of the NCBE Board may be removed, only for good cause and only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least 66- 2/3 % of all the votes then entitled to be cast at an election of directors.

     NCBE's By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Although NCBE's By-laws do not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposals without regard to whether consideration of such nominees or proposals might be harmful or beneficial to NCBE and its shareholders.

CERTAIN PROVISIONS OF THE IBCL

     The Indiana Business Corporation Law ("IBCL") applies to NCBE as an Indiana corporation. Certain provisions of the IBCL may delay, prevent or make more difficult changes of control of NCBE. Such provisions also may have the effect of preventing changes in the management of NCBE. Additionally, in the Restated Articles, NCBE has opted into a provision of the IBCL governing "control share acquisitions" that allows NCBE to redeem certain acquirors' shares under limited circumstances, including the failure of an acquiror to file a statement with NCBE regarding the acquiror's share holdings and related matters. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

ITEM 2.   EXHIBITS.

          The exhibit list is incorporated by reference to the Exhibit Index to this Registration Statement.


                             SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 12, 1998               NATIONAL CITY BANCSHARES, INC.


                              By: /S/ STEPHEN C. BYELICK, JR.
                                   Secretary and Treasurer

                           EXHIBIT INDEX

     EXHIBIT NO.                   DESCRIPTION

     3.1       Restated Articles of Incorporation

     3.2 By-Laws, as amended to date (incorporated by reference to Exhibit 3(ii) to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

     4.        Specimen Common Stock Certificate

                                                                EXHIBIT 3.1
                RESTATED ARTICLES OF INCORPORATION
                                OF
                  NATIONAL CITY BANCSHARES, INC.


     National City Bancshares, Inc. (hereinafter referred to as the "Corporation"), desiring to amend and restate its Articles of Incorporation effective as of the date Articles of Restatement are submitted to the Indiana Secretary of State for approval, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the
"Corporation Law"), submits the following Restated Articles of
Incorporation:

                             ARTICLE I
                               NAME

     The name of the Corporation is National City Bancshares, Inc.

                            ARTICLE II
                        PURPOSES AND POWERS

SECTION 1.  PURPOSES OF THE CORPORATION.

     The purposes for which the Corporation is formed are to (a) engage in business as a holding company for financial institutions and other financial intermediaries, and (b) engage in any lawful act or activity for which corporations may now or hereafter be incorporated under the Corporation Law.

SECTION 2.  POWERS OF THE CORPORATION.

     The Corporation shall have all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law.

                            ARTICLE III
                        PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                            ARTICLE IV
                RESIDENT AGENT AND PRINCIPAL OFFICE

SECTION 1.  RESIDENT AGENT.

     The name and address of the Corporation's Resident Agent for service of process at the time of the adoption of these Restated Articles of Incorporation is Mr. Stephen C. Byelick, Jr., 227 Main Street, Evansville, Indiana 47708.

SECTION 2.  PRINCIPAL OFFICE.

     The post office address of the principal office of the Corporation at the time of the adoption of these Restated Articles of Incorporation is P.O. Box 868, Evansville, Indiana 47705-0868.

                             ARTICLE V
                         AUTHORIZED SHARES

SECTION 1.  NUMBER OF SHARES.

     The total number of shares that the Corporation has authority to issue is 30,000,000, consisting of 29,000,000 Common Shares ("Common Shares"), and 1,000,000 Preferred Shares ("Preferred Shares"). The Common Shares and Preferred Shares have no par or stated value, except that, solely for the purpose of any statute or regulation of any jurisdiction imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation's shares shall be deemed to have a stated value of $1.00 per share.

SECTION 2.  GENERAL TERMS OF ALL SHARES.

     (a) The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of shares of the Corporation in the manner and to the extent now or hereafter permitted by the Corporation Law (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

     (b) The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the Corporation Law and the provisions of these Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

     (c) The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Shares in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of such series). Except as otherwise provided in Section 4 of this Article, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

SECTION 3.  VOTING RIGHTS OF SHARES.

     (a) Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, Common Shares have unlimited voting rights. Common Shares shall not have cumulative voting rights.

     (b) Preferred Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of this Article describing the terms of the Preferred Shares or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation
Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

SECTION 4.  OTHER TERMS OF COMMON SHARES.

     Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding Preferred Shares issued under Section 5 of this Article, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Shares of the full amount to which they shall be entitled under this Article, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series, to share, ratably according to the number of shares of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

SECTION 5.  OTHER TERMS OF PREFERRED SHARES.

     (a) Preferred Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Restated Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Shares and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Shares before the issuance of any shares of that series by the adoption of an amendment to these Restated Articles of Incorporation that specifies the terms of the series of Preferred Shares. All shares of a series of Preferred Shares must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Restated Articles of Incorporation so provides, no series of Preferred Shares need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Shares.

     Before issuing any shares of a series of Preferred Shares, the Board of Directors shall adopt an amendment to these Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

     (1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

     (2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

     (3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

         (A) the dividend rate, if any, of such series;

         (B) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

         (C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Shares and shares of any other series of Preferred Shares; and

         (D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, shares or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in shares or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

     (4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

         (A) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;

         (B) for cash, indebtedness, securities, or other property or any combination thereof; and

         (C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

     (5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Shares and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

     (6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

     (7) To determine whether or not the issuance of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issuance of additional shares imposed in the provisions of these Restated Articles of Incorporation fixing the terms of any outstanding series of Preferred Shares theretofore issued pursuant to this Section and, if subject to additional restrictions, the extent of such additional restrictions; and

     (8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Restated Articles of Incorporation or any amendment hereof.

     (b) Preferred Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Shares in accordance with subsection (a) of this Section.

                            ARTICLE VI
                             RESERVED

                            ARTICLE VII
                             DIRECTORS

SECTION 1.  NUMBER.

     The Board of Directors at the time of adoption of these Restated Articles of Incorporation is composed of ten (10) members, which number may be changed from time to time by amendment to the By-Laws, but which in no event shall exceed fifteen (15). Whenever the By-Laws provide that the number of Directors shall be three (3) or more, the By-Laws may also provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) groups (with each group containing one-third (1/3) of the total, as near as may be) whose terms of office expire at different times.

SECTION 2.  QUALIFICATIONS.

     Directors need not be shareholders of the Corporation or residents of this or any other state in the United States. Directors of the Corporation who serve as directors of any subsidiary banking corporation may hold shares in the Corporation as qualifying shares entitling such directors to serve in the capacity as a director of such subsidiary banking corporation.

SECTION 3.  VACANCIES.

     Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

SECTION 4.  REMOVAL OF DIRECTORS.

     Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause, which "good cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses).

SECTION 5.  ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED SHARES.

     The holders of one (1) or more series of Preferred Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5 of Article V hereof describing the terms of the series of Preferred Shares.

                           ARTICLE VIII
              VOTING RIGHTS ON BUSINESS COMBINATIONS

     Any merger, consolidation, or acquisition of this Corporation by another corporation without this Corporation's Board of Directors' approval shall require the affirmative approval of the holders of eighty percent (80%) of the issued and outstanding common shares of stock of the Corporation and eighty percent (80%) of the issued and outstanding preferred shares or other class of shares, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purpose. Irrespective of any other provisions of these Articles, this Article VIII may be amended at any regular meeting or at a Special Meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal.


                            ARTICLE IX
               Provisions for Regulation of Business
               AND CONDUCT OF AFFAIRS OF CORPORATION

SECTION 1.  MEETINGS OF SHAREHOLDERS.

     Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

SECTION 2.  SPECIAL MEETINGS OF SHAREHOLDERS.

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the officers authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated, and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that any such demand(s) delivered to the Secretary at any time at which the Corporation has more than 50 shareholders must be properly delivered by the holders of shares representing at least eighty percent (80%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

SECTION 3.  MEETINGS OF DIRECTORS.

     Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

SECTION 4.  ACTION WITHOUT MEETING.

     Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one
(1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

SECTION 5.  NONLIABILITY OF SHAREHOLDERS.

     Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

                             ARTICLE X
                     MISCELLANEOUS PROVISIONS

SECTION 1.  AMENDMENT OR REPEAL.

     Except as otherwise expressly provided in these Restated Articles of Incorporation the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

SECTION 2.  REDEMPTION OF SHARES ACQUIRED IN CONTROL SHARE ACQUISITIONS.

     If and whenever the provisions of IC 23-1-42 apply to the Corporation, it is authorized to redeem its securities pursuant to IC 23-1-42-10.

SECTION 3.  CAPTIONS.

     The captions of the Articles and Sections of these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

                                                        EXHIBIT 4
                    [FORM OF STOCK CERTIFICATE]
                  INCORPORATED UNDER THE LAWS OF
                       THE STATE OF INDIANA


     NUMBER                                        SHARES

                NATIONAL CITY BANCSHARES, INC.

                                           CUSIP 635313 10 9

                                           SEE REVERSE FOR
                                           CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR
VALUE, OF

                  NATIONAL CITY BANCSHARES, INC.

(hereinafter called the "Corporation") transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed.

                              [SEAL]

DATED:

_________________________        ___________________________
SECRETARY                             PRESIDENT

TRANSFER AGENT AND REGISTRAR

BY______________________________
 AUTHORIZED SIGNATURE

 THE CORPORATION WILL FURNISH THE HOLDER HEREOF, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A SUMMARY OF THE DESIGNATIONS, RELATIVE RIGHTS,
PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OR SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

 THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM  -   AS TENANTS IN COMMON
TEN ENT  -   AS TENANTS BY THE ENTIRETIES
JT TEN       -  AS JOINT TENANTS WITH
             RIGHT OF SURVIVORSHIP AND
             NOT AS TENANTS IN COMMON

             UNIF GIFT MIN ACT - ________ CUSTODIAN ________
                                 (CUST)              (MINOR)
                    UNDER UNIFORM GIFTS TO MINORS
                    ACT ______________________________
                                      (STATE)
             UNIF TRF MIN ACT - ______ CUSTODIAN (UNTIL AGE __)
                                (CUST)
                    UNDER UNIFORM GIFTS TO MINORS
                    ACT ______________________________
                                      (STATE)
                   _______________ UNDER UNIFORM TRANSFERS
                       (MINOR)
                  TO MINORS ACT _________________________
                                       (STATE)

 Additional abbreviations may also be used though not in the above list.


For value received, ___________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
/_______________________________/_______________________________

________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)
________________________________________________________________

________________________________________________________________

_____________________________________________ Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________

Attorney to transfer the said shares of common stock on the books of the within-named corporation with full power of substitution in the premises.

Dated ____________________

                  X_____________________________________________

                   X_____________________________________________
                   NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                   MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                   UPON THE FACE OF THE CERTIFICATE IN EVERY
                   PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) guaranteed:


_______________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIA-
TIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15.